Exhibit 10.12

TENANT: SLIPCHIP CORPORATION

BUSINESS PARK LEASE

THIS LEASE is made this 14th day of December, 2015 (the “Effective Date”), between DAVID D. BOHANNON ORGANIZATION, a California corporation, herein referred to as “Landlord,” and SLIPCHIP CORPORATION, a Delaware corporation, herein referred to as “Tenant”.

WITNESSETH:

ARTICLE 1 - Premises and Term

Section 1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the demised premises (as described in Exhibit “A” and located substantially as shown on Exhibit “B” attached hereto), consisting of the building containing approximately 24,080 rentable square feet commonly known as 230 Constitution Drive, Menlo Park, California, upon and subject to the terms and provisions of this Lease, for a demised term of five (5) years (plus any partial period prior to the commencement of the first full calendar month), commencing on the earlier to occur of (i) ninety (90) days after the Delivery Date (as hereinafter defined) (which Delivery Date is estimated to be on or about February 1, 2016), or (ii) the date Tenant’s business operations within the demised premises commence after completing Tenant’s work therein (such earlier date is herein the “Commencement Date”), and ending on the last day of the fifth (5th) year (exclusive of such partial period, if any) following the Commencement Date (the “Term”).

Section 1.2 Once the existing occupant has vacated the demised premises and has completed the de-commissioning thereof in accordance with all applicable laws to a point that the demised premises may safely be occupied (such date, the “De-Commissioning Date”), and provided this Lease has been fully executed and delivered by the parties hereto and Tenant has paid Landlord the sums described in Section 2.4 hereof, and further provided that Tenant has furnished Landlord with certificates of insurance for the insurance required of Tenant pursuant to Articles 9 and 10 of this Lease, Tenant shall have the right to occupy the demised premises on the date (the “Delivery Date”) Tenant receives notice from Landlord that the departing tenant has informed the Landlord that its de-commissioning is complete as required under its lease. Effective as of the Delivery Date, Tenant may commence to perform the Tenant Improvements (described in Section 3.2 hereinbelow) in the demised premises and install Tenant’s fixtures and equipment prior to the commencement of the Term hereof. Notwithstanding anything to the contrary contained in this Lease, the “Delivery Date” shall not occur before February 1, 2016. From and after the Delivery Date, all of the provisions of this Lease shall be applicable to Tenant’s occupancy of the demised premises notwithstanding that the Term has not yet commenced except that rent (as defined in Section 2.5) shall not be payable until the Commencement Date; provided, however, notwithstanding any other provision of this Lease to the contrary, Tenant shall pay for all utilities used by Tenant in the demised premises from and after the date Tenant first takes possession of any portion of the demised premises and throughout the entire Term. Specifically, but without limitation, Tenant’s obligations with respect to insurance and indemnities shall be operable as of the date Tenant occupies any portion of the demised premises or building. Tenant shall indemnify Landlord against any and all claims arising out of Tenant’s occupancy and/or construction work or other activity in the demised premises or building.

If the De-Commissioning Date has not occurred by April 1, 2016, then Tenant may elect to cancel this Lease by giving written notice to Landlord any time after April 1, 2016, but before the De-Commissioning Date, and if Tenant gives such notice during such period, this Lease shall be cancelled, all prepaid rent and security deposits shall be refunded to Tenant, and neither Landlord nor Tenant shall have any further obligations to the other under this Lease. Landlord shall provide Tenant with reasonable documentation of the de-commissioning of the demised premises to the extent Landlord obtains same from the existing occupant or the applicable governmental authorities.

Section 1.3 Landlord hereby notifies Tenant that neither the demised premises nor any portions of the building or Parking and Accommodation Areas have undergone inspection by a California Certified Access Specialist to determine if the demised premises, building or Parking and Accommodation Areas meet applicable accessibility standards with regard to the Americans With Disabilities Act (“ADA”). Reference is made to Section 7.5 below for the parties’ responsibilities for compliance with the ADA.

ARTICLE 2 - Rent

Section 2.1 Tenant covenants and agrees to pay to Landlord without set-off, recoupment, deduction or demand of any nature whatsoever, Base Rent for each year during the Term as follows: for the first (1st) year during the Term (including any partial period prior to the commencement of the first full year) the amount of Seven Hundred Twenty Two Thousand Four Hundred Dollars ($722,400.00) per annum, payable in twelve (12) equal monthly installments of Sixty Thousand Two Hundred Dollars ($60,200.00); for the second (2nd) year during the Term the amount of Seven Hundred Forty Four Thousand Seventy Two Dollars ($744,072.00) per annum, payable in twelve (12) equal monthly installments of Sixty Two Thousand Six Dollars ($62,006.00); for the third (3rd) year during the Term the amount of Seven Hundred Sixty Six Thousand Three Hundred Ninety Four and 16/100 Dollars ($766,394.16) per annum, payable in twelve (12) equal monthly installments of Sixty Three Thousand Eight Hundred Sixty Six and 18/100 Dollars ($63,866.18); for the fourth (4th) year during the Term the amount of Seven Hundred Eighty Nine Thousand Three Hundred Eighty Five and 98/100 Dollars ($789,385.98) per annum, payable in twelve (12) equal monthly installments of Sixty Five Thousand Seven Hundred Eighty Two and 17/100 Dollars ($65,782.17); and for the fifth (5th) year during the Term the amount of Eight Hundred Thirteen Thousand Sixty Seven and 56/100 Dollars ($813,067.56) per annum, payable in twelve (12) equal monthly installments of Sixty Seven Thousand Seven Hundred Fifty Five and 63/100 Dollars ($67,755.63). Base Rent shall be paid monthly in advance on the first (1st) day of each calendar month.

Section 2.2 For the purpose of this Lease, a year shall be twelve (12) calendar months, commencing with the first day of the first full calendar month of the Term and the succeeding anniversaries thereof. For any period prior to the commencement of the first year or subsequent to the end of the last year of the Term, rent shall be prorated on the basis of the rental rate then payable.

Section 2.3 All sums payable and all statements deliverable to Landlord by Tenant under this Lease shall be paid and delivered at Sixty 31st Avenue, San Mateo, California 94403-3404, or at such other place as Landlord may from time to time direct by notice to Tenant and all such sums shall be paid in lawful money of the United States.

Section 2.4 Upon execution of this Lease, Tenant shall pay to the Landlord the following:

(A) Sixty Thousand Two Hundred Dollars ($60,200.00) which shall be applied by Landlord to the first base rent to become due and payable under this Lease, and

(B) One Hundred Twenty Thousand Four Hundred Dollars ($120,400.00) which shall be held as a Security Deposit pursuant to the terms of Section 19.9.

Section 2.5 In addition to Base Rent under Section 2.1, all other payments to be made under this Lease by Tenant to Landlord, following the receipt of a written statement thereof from Landlord, shall be deemed to be and shall become additional rent hereunder, whether or not the same to be designated as such, and shall be included in the term “rent” wherever used in this Lease; and, unless another time shall be expressly provided for the payment thereof, all rent and additional rent shall be due and payable together with the next succeeding installment of Base Rent; and Landlord shall have the same remedies for failure to pay the same as for a nonpayment of Base Rent.

Section 2.6 Any amount due from Tenant to Landlord that is not paid when due shall bear interest at the lesser of (i) the highest rate then permitted to be charged on late payments under leases under California law, or (ii) ten percent (10%) per annum; provided, however, the payment of any such interest shall not excuse or cure the default upon which such interest accrued. Tenant acknowledges and agrees that payment of such interest on late payments is reasonable compensation to Landlord for the additional costs incurred by Landlord caused by such late payment, including, but not limited to, collection and administration expenses and the loss of the use of the money that was late in payment.

ARTICLE 3 - Landlord’s Work - Tenant’s Work

Section 3.1 Tenant accepts the demised premises in a so-called “as-is” condition and agrees that Landlord shall not be required to perform any work whatsoever therein, except as expressly set forth in this Lease. In the event demolition is required of any existing improvements, Tenant agrees to undertake same at Tenant’s sole cost and expense as a portion of the Tenant Improvements. Notwithstanding the foregoing to the contrary, Landlord agrees that it will deliver the demised premises to Tenant with the existing electrical, HVAC and plumbing systems serving the demised premises in good working order.

In the event Tenant provides written notice to Landlord of the need for maintenance or repair of any building systems or any HVAC units, electrical or plumbing items within ninety (90) days after the Commencement Date, Landlord shall, at Landlord’s sole expense (provided the need for such maintenance and repairs was not caused by Tenant), which costs shall not be passed along to Tenant pursuant to Section 11.3, perform any such maintenance and repairs. After the end of such 90-day period, any maintenance, repair or replacement thereof shall be performed by Landlord, and the costs reimbursed by Tenant, pursuant to the provisions of Section 11.3 hereof. In the event Tenant provides written notice to Landlord of the need for maintenance or repair of the roof within one hundred eighty (180) days after the Commencement Date, Landlord shall, at Landlord’s sole expense (provided the need for such maintenance and repairs was not caused by Tenant), which costs shall not be passed along to Tenant pursuant to Section 11.3, perform any such maintenance and repairs. After the end of such 180-day period, any maintenance, repair or replacement thereof shall be performed by Landlord, and the costs reimbursed by Tenant, pursuant to the provisions of Section 11.3 hereof.

Section 3.2 Tenant shall provide certain interior improvements (“Tenant Improvements”) in the demised premises in accordance with detailed plans and specifications therefor which must be approved, in writing, by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) before work is commenced and which plans, once approved, shall become Exhibit “C” hereto. All such Tenant Improvements shall be made at the sole cost of Tenant in accordance with Exhibit “C” hereto.

The Tenant Improvements will be constructed in accordance with plans and specifications therefor to be prepared by a reputable licensed architect, under Tenant’s direction, which architect shall be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (the “Architect”). Immediately following approval of the plans and specifications, Tenant shall apply for all requisite building permits and approvals for construction of the Tenant Improvements. Promptly following issuance of building permits, Tenant shall cause the Tenant Improvements to be constructed by a reputable general contractor licensed to do business in the State of California which contractor shall be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (the “General Contractor”) and diligently prosecuted to completion in a good and workmanlike manner in accordance with the approved plans and specifications. Tenant shall have the right to make changes to the plans and specifications from time to time provided such changes are approved in advance in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. The following Architect shall be deemed approved by the Landlord in accordance with this Lease: CAC Architects.

Landlord shall have the right to monitor the construction of the Tenant Improvements for conformance with the plans and specifications. Any material deviations from the plans and specifications reported by Landlord to Tenant shall be corrected promptly. Tenant agrees, if requested by Landlord, to hold, or cause the General Contractor to hold, on-site weekly construction meetings at a time made known to Landlord’s representative who shall have the right to attend such meetings for the purpose of monitoring the progress of the construction. Landlord’s representative shall also have access to the demised premises at all times during construction for the purpose of inspecting the work in progress.

In connection with Tenant’s Work in the demised premises, including the Tenant Improvements, Tenant and its General Contractor agree to comply with the provisions of the Insurance Requirements, attached hereto as Exhibit “D” and made a part hereof. In addition, Tenant shall, during the course of Tenant’s Work, including the Tenant Improvements, obtain and maintain, at its expense, builders’ risk insurance for the amount of the completed value thereof on all-risk form, and flood insurance, insuring the interests of Tenant, Landlord, and any contractors and subcontractors.

Within ten (10) days following Tenant’s completion thereof, Tenant shall furnish Landlord with a complete set of the final “For Construction” plans therefor in AutoCAD format, including all x-refs, fonts and plot files.

Section 3.3 Any additional work to be performed by Tenant during the Term hereof shall be performed at the sole cost of Tenant in accordance with detailed plans and specifications therefor which must be approved, in writing, by Landlord or Landlord’s Architect before work is commenced and otherwise pursuant to the provisions of Section 3.2 above.

ARTICLE 4 - Streets

Section 4.1 Tenant agrees to require employees, and to direct customers and Tenant’s visitors, to park in the parking area provided in the Parking and Accommodation Areas and to allow Landlord to post the streets for no parking.

ARTICLE 5 - Utility Services

Section 5.1 Landlord has at its own cost and expense secured the installation of water, gas, sanitary sewers and electrical services to the demised premises and made all necessary connections thereof to the building. Tenant shall pay all meter or service charges made by public utilities companies and shall pay for the water, gas and/or electricity used on the demised premises and sewer use fees and charges whether ad valorum or not and any so called “sewer connection charges” based on increased wastewater discharge from the demised premises exclusively. Tenant shall maintain such connections of utilities to the demised premises and the building.

Section 5.2 Landlord shall not be liable to Tenant for the failure of any utility services.

ARTICLE 6 - Assignment - Change of Ownership

Section 6.1

A. Except as otherwise provided herein, Tenant shall not, by operation of law or otherwise, transfer, assign, sublet, enter into license or concession agreements,

change ownership, mortgage or hypothecate this Lease or the Tenant’s interest in and to the demised premises without first procuring the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed in accordance with the provisions hereof. Any attempted transfer, assignment, subletting, license or concession agreement, change of ownership, mortgage or hypothecation without Landlord’s written consent, if required by the terms of this Lease, shall be void and confer no rights upon any third person. Landlord’s consent to a proposed assignment or sublease shall not be unreasonably withheld, conditioned or delayed provided that the proposed assignee or sublessee shall have: (i) a net worth, at the time of the assignment or sublease, determined in accordance with good accounting principles, equal to or in excess of the net worth of Tenant at the date of the Lease; (ii) been active in its current business for a minimum of three (3) years immediately prior to the assignment or sublease; and (iii) a good reputation in the business community; provided further that Tenant shall give Landlord not less than sixty (60) days notice prior to the effective date of any such assignment or sublease, and Landlord shall have the option to terminate this Lease with respect to the space to be assigned, or subleased for one (1) year or longer, by notice to Tenant given within thirty (30) days of Landlord’s receipt of Tenant’s notice. Nothing herein contained shall relieve Tenant from its covenants and obligations for the Term. Tenant agrees to reimburse Landlord for Landlord’s reasonable outside attorneys’ fees incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subletting, licensing or concession agreement, change of ownership, mortgage or hypothecation of this Lease or Tenant’s interest in and to the demised premises, not to exceed One Thousand Dollars ($1,000.00) per request. If Landlord consents to any assignment or sublease pursuant to this Article, Tenant shall pay Landlord, as additional rent:

(a) in the case of each and every assignment, an amount equal to ALL monies, property, and other consideration of every kind whatsoever paid or payable to Tenant by the assignee for such assignment and for all property of Tenant transferred to the assignee as part of the transaction (including, but not limited to, fixtures, other leasehold improvements, furniture, equipment, and furnishings); and

(b) in the case of each and every sublease, one hundred percent (100%) of the amount by which all rent, and/or other monies, property, and consideration of every kind whatsoever paid or payable to Tenant by the subtenant under the sublease exceeds the sum of:

(i) all base rent and additional rent under this Lease accruing during the term of the sublease in respect of the subleased space (as reasonably determined by Landlord, taking into account the useable area of the premises demised under the sublease); plus

(ii) attorney’s fees up to $1,000.00 actually paid by Tenant to an independent outside attorney and commissions actually paid by Tenant to procure the sublease to an independent third party licensed real estate broker, amortized over the term of the sublease, commencing with the date on which the sublease term commences; plus

(iii) the actual cost of leasehold improvements undertaken by Tenant (subject to Landlord’s prior written consent) solely to prepare the sublease space for the subtenant (up to $100,000.00), amortized over the period of the term of the sublease, commencing with the date on which the sublease commences.

B. Each transfer, assignment, subletting, license, concession agreement, mortgage and hypothecation to which there has been consent shall be by an instrument in writing in form reasonably satisfactory to Landlord, and shall be executed by the transferor, assignor, sublessor, licensor, concessionaire, hypothecator or mortgagor and the transferee, assignee, sublessee, licensee, concessionaire or mortgagee in each instance, as the case may be; and each assignee shall agree in writing for the benefit of Landlord herein to assume, to be bound by, and to perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant, including the payment of all amounts due or to become due under this Lease directly to Landlord. Any other transferee, sublessee or licensee shall acknowledge in writing that its rights are subordinate to the terms of this Lease. One (1) executed copy of such written instrument shall be delivered to Landlord. Failure to first obtain in writing Landlord’s consent or failure to comply with the provisions of this Article shall operate to prevent any such transfer, assignment, subletting, license, concession agreement, mortgage, or hypothecation from becoming effective.

C. Except as otherwise set forth in this Lease, if Tenant hereunder is a corporation which, under the then current laws of the State of California, is not deemed a publicly traded corporation, as defined in California Corporations Code Section 1502.1 or any successor to such section, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of fifty percent (50%) shall be deemed an assignment within the meaning and provisions of this Section 6.1.

D. The consent of Landlord to any transfer, assignment, sublease, license or concession agreement, change in ownership, mortgage or hypothecation of this Lease is not and shall not operate as a consent to any future or further transfer, assignment, sublease, license or concession agreement, change in ownership, mortgage or hypothecation, and Landlord specifically reserves the right to refuse to grant any such consents except as otherwise provided in this Section 6.1.

E. Landlord’s rights to assign this Lease are and shall remain unqualified. Upon any sale of the demised premises and provided the purchaser assumes all obligations under this Lease in writing, Landlord shall thereupon be entirely released of all obligations of Landlord hereunder and shall not be subject to any liability resulting from any act or omission or event occurring after such sale.

F. Notwithstanding anything to the contrary contained in this Lease, without the consent of Landlord, Tenant may (provided Tenant is not in default beyond any applicable cure periods) assign this Lease or sublet the demised premises, or any portion thereof, to: (a) any entity which controls, is controlled by or is under common control with Tenant; (b) any entity which results from a merger of, reorganization of, or consolidation with Tenant (provided the net worth of the surviving entity is at least equal to the net worth of Tenant just prior to such merger or consolidation and further provided that all of the assets then held by Tenant remain or become assets of the surviving entity); or (c) any entity which acquires substantially all of the stock or assets of Tenant, as a going concern (hereinafter, each a “Permitted Transfer”). Tenant shall provide Landlord with the following no later than ten (10) days prior to the effective date of the proposed transfer: (i) the name and address of the transferee, (ii) a copy of the proposed sublet or assignment agreement, and (iii) such reasonable information as may be requested by Landlord to substantiate that the proposed assignee or sublessee qualifies under the definition set forth hereinabove. In addition, a sale or transfer of the capital stock of Tenant shall be deemed a Permitted Transfer if (1) such sale or transfer occurs in connection with any bona fide financing or capitalization for fair market value for the benefit of Tenant, or (2) Tenant becomes a publicly traded corporation as a result of such transfer. Landlord shall have no right to any sums or other economic consideration resulting from any Permitted Transfer.

ARTICLE 7 - Tenant’s Additional Agreements

Section 7.1 Tenant agrees at all times during the Term to: (A) Keep the demised premises in a neat and clean condition. (B) Promptly remove all waste, garbage or refuse from the demised premises. (C) Promptly comply with all laws and ordinances and all rules and regulations of duly constituted governmental authorities affecting the demised premises, and the cleanliness, safety, use and occupation thereof, but this clause (C) shall not be construed to require Tenant to comply with any such laws, ordinances, rules or regulations which require structural changes in the demised premises unless the same are made necessary to the extent of an act or work performed by Tenant or the particular nature of Tenant’s business. (D) Use reasonable efforts to prevent the escape from the demised premises of all fumes, odors and other substances which are offensive or would constitute a nuisance or materially interfere with other tenants.

Section 7.2 Tenant agrees that it will not at any time during the Term without first obtaining the Landlord’s written consent: (A) Conduct or permit any fire, bankruptcy or auction sale in the demised premises. (B) Place on the exterior walls (including both interior and exterior surfaces of windows and doors), the roof of any buildings or any other part of the demised premises, any sign, symbol, advertisement, neon light, other light or other object or thing visible to public view outside of the demised premises, except as expressly allowed in this Lease. (C) Change the exterior color of the building on the demised premises, or any part thereof, or the color, size, location or composition of any sign, symbol or advertisement that may have been approved by Landlord. (D) Park, operate, load or unload, any truck or other delivery vehicle on any place other than the loading area designated for Tenant’s use. (E) Use the plumbing facilities for any purpose other than that for which they were constructed or dispose of any foreign substance therein. (F) Install any exterior lighting or plumbing facilities, shades or awnings, amplifiers or similar devices, or use any advertising medium which may be heard or experienced outside the demised premises, such as loudspeakers, phonographs, or radio broadcasts. (G) Deface any portion of the building or improvements on the demised premises, normal usage excepted. In the event any portion of the building is defaced or damaged by Tenant or Tenant’s employees, representatives, agents, contractors or invitees, Tenant agrees to repair such damage. (H) Permit any rubbish or garbage to accumulate on the demised premises, or any part thereof, unless confined in metal code compliant containers so located as not to be visible to members of the public. (I) Install, maintain or operate any sign except as approved in writing by Landlord as set forth in this Lease. (J) Store materials, supplies, equipment, finished products, raw materials or articles of any nature outside of the demised premises without an applicable permit or other approval from governmental authorities. (K) Use the demised premises for retail, commercial or residential purposes. (L) Use, store, generate or dispose of any “hazardous material”, “hazardous substance” or “hazardous waste” as those terms are defined from time to time under applicable laws and regulations, except in de minimis amounts in the office areas typical of office users only and used in compliance with applicable law (such as toner and cleaning products).

Landlord shall allow Tenant to install, at Tenant’s expense, throughout the Term, Tenant’s signage on the monument sign for the building, subject to Landlord’s approval, in Landlord’s reasonable discretion, as to the size, type, installation procedure and location of the sign, and subject to approval by the City of Menlo Park; provided that, at the expiration or sooner termination of this Lease, at Landlord’s election, Tenant shall, at Tenant’s sole cost and expense, remove such signage and repair any damage caused by such removal.

Section 7.3 Tenant agrees that it will not at any time during the Term: (A) Perform any act or carry on any practice which would injure the demised premises. (B) Burn anything in or about the demised premises. (C) Keep or display any merchandise or other object on or otherwise obstruct any sidewalks, walkways or areaways. (D) Use or permit the use of any portion of the demised premises as living quarters, sleeping apartments, lodging rooms, or for any unlawful purpose. (E) Use or permit the demised premises to be used for any purpose which is or shall not then be allowed under the Zoning Ordinance of the City of Menlo Park, California, in that area.

Section 7.4 Tenant shall, at its expense, comply with all applicable laws, regulations, rules and orders, regardless of when they become or became effective, including, without limitation, those relating to health, safety, noise, environmental protection, waste disposal, and water and air quality, and furnish satisfactory evidence of such compliance upon request of Landlord.

Should any discharge, leakage, spillage, emission or pollution of any type occur upon or from the demised premises due to Tenant’s use and occupancy thereof, Tenant, at its expense, shall be obligated to remedy the same to the reasonable satisfaction of Landlord and as required by any governmental body having jurisdiction thereover or reasonably recommended by Landlord’s environmental consultant pursuant to the following paragraph. Tenant agrees to indemnify, hold harmless, and defend Landlord against all liability, cost, and expense (including without limitation any fines, penalties, judgments, litigation costs, and reasonable attorneys’ fees) incurred by Landlord as a result of Tenant’s breach of this section, or as a result of any such discharge, leakage, spillage, emission, or pollution due to Tenant’s use or occupancy, regardless of whether such liability, cost, or expense arises during or after the Term, except to the extent such liability, cost or expense is proximately caused by the negligence or willful misconduct of Landlord.

Tenant shall provide Landlord with a copy of its application(s) for all hazardous materials permits for Tenant’s operation of its business in the demised premises and shall provide Landlord with all information obtained by Tenant from, and/or provided to, the San Mateo County Department of Environmental Health or the Menlo Park Fire Protection District (“MPFPD”) (or other appropriate governmental authorities) pertaining to Tenant’s generation, discharge or use of hazardous materials in or from the demised premises. Landlord reserves the right to contract with an environmental consultant to perform walk throughs of the demised premises from time to time during the Term, subject to the terms of Section 19.1, to review Tenant’s generation, discharge and/or use of hazardous materials in or from the demised premises and compliance with the applicable permits, and to make reasonable recommendations with respect thereto. Tenant shall undertake those activities necessary to timely comply with Landlord’s environmental consultant’s reasonable recommendations and all other activities required by the San Mateo County Department of Environmental Health or MPFPD or other governmental authorities responsible for hazardous materials, and shall provide Landlord with satisfactory evidence of such compliance.

Tenant shall pay all amounts due Landlord under this section, as additional rent, within ten (10) business days after receipt of an invoice therefor from Landlord.

Tenant shall, at least thirty (30) days prior to the termination of the Term, or any earlier termination of this Lease, submit a plan to the San Mateo County Department of Environmental Health or MPFPD in accordance with applicable provisions of the Uniform Fire Code (or other appropriate governmental authorities), with a copy to Landlord, demonstrating how any hazardous materials which were stored, dispensed, handled or used in, at or upon the demised premises will be transported, disposed of or reused at the expiration or sooner termination of the Term of this Lease; and Tenant shall, at the expiration or sooner termination of the Term, comply with all applicable laws, regulations, rules and orders of any governmental body having jurisdiction thereover (including without limitation the MPFPD or other appropriate governmental authorities) regarding the disposal of any such hazardous materials. In addition, at the expiration or earlier termination of the Term Tenant shall close all hazardous materials permits with respect to the demised premises.

Tenant’s obligations under this Section 7.4 shall survive the expiration or earlier termination of this Lease, including without limitation any termination resulting from any default by Tenant under the Lease.

Concurrently with execution of this Lease, Landlord has approved Tenant’s use of the Hazardous Materials described on the attached Exhibit “E” to the extent such Hazardous Materials are used within the limits and quantities described on Exhibit “E”, subject to the following: Tenant’s use thereof shall comply with all applicable laws, regulations, rules and orders, including compliance with all applicable permits therefor, and Landlord is not responsible to oversee Tenant’s compliance thereof; and if Tenant is found to be using or disposing of such substances above and beyond the limits and quantities described on Exhibit “E” or above and beyond lawful limits or otherwise not in compliance with applicable laws, the same shall be a violation of this Lease; and Tenant acknowledges and agrees that Tenant shall not dispose of any hazardous materials into the storm sewer or sanitary sewer or into any drains in or about the demised premises.

In the event Landlord’s environmental consultant or insurance broker recommends, at the commencement of the Term hereof or at any time during the Term, that Tenant should obtain and maintain pollution insurance, Tenant agrees that Tenant shall obtain and maintain pollution insurance to cover pollution conditions at the demised premises in limits and as otherwise recommended by Landlord’s environmental consultant or insurance broker and shall name Landlord (and such other persons as are designated by Landlord) as additional insured under said insurance.

Section 7.5 Except as otherwise expressly set forth in this Lease, as to any improvements in the demised premises existing on the date Landlord delivers possession of the demised premises to Tenant, it is Tenant’s responsibility to make any and all modifications thereto to meet applicable codes, ordinances and laws, including the ADA, and Landlord makes no warranty as to compliance thereof.

Notwithstanding the foregoing, Landlord shall, at Landlord’s expense, perform the improvements required to make the exterior of the building and the Parking and Accommodation Areas comply with the ADA which are identified by the applicable governmental authorities as a condition of issuance of the building permits for the Tenant Improvements to be constructed by Tenant pursuant to Section 3.2 (herein, “Landlord’s ADA Work”) once Tenant has advised Landlord of the scope of Landlord’s ADA Work (including providing Landlord with a copy of the building permits for the Tenant Improvements), and Landlord shall use reasonable business efforts to perform Landlord’s ADA Work prior to the Commencement Date. The parties agree that if required by the applicable governmental authorities as a condition of issuance of the building permits for the Tenant Improvements, the following work shall be paid for by Landlord: (i) correction of the slope of the ramp outside the side entrance of the building, and (ii) correction of the slope of the rusticated pathway leading from the building to the public right of way.

Tenant shall, at Tenant’s expense, perform the improvements required to make the demised premises comply with the ADA which are identified by the applicable governmental authorities as a condition of issuance of the building permits for the Tenant Improvements to be constructed by Tenant pursuant to Section 3.2 (other than Landlord’s ADA Work).

After completion of the Tenant Improvements, commencement of the Term hereof, and completion of Landlord’s ADA Work (if any is required by applicable governmental authorities), the responsibility for compliance with the ADA in the demised premises shall be Tenant’s sole responsibility. Tenant agrees and acknowledges that at any time during the Term hereof (including if required as a condition of issuance of any building permit for the Tenant Improvements or subsequent improvements or alterations within the demised premises) that the demised premises are required to be modified to comply with the ADA, then Tenant shall, at Tenant’s sole cost and expense, make the improvements necessary to make the demised premises comply with the provisions of the ADA.

After completion of the Tenant Improvements, commencement of the Term hereof, and completion of Landlord’s ADA Work (if any is required by applicable governmental authorities), if (i) the Parking and Accommodation Areas, or any portion thereof, are required to be modified to comply with the ADA, then Landlord shall make the improvements necessary to make any such areas comply with the ADA and the cost thereof shall be reimbursed by Tenant to Landlord as a portion of the management, maintenance and repair expenses of the Parking and Accommodation Areas pursuant to the provisions of Article 18, and (ii) if any portion of the exterior of the building is required to be modified to comply with the ADA, then Landlord shall make the improvements necessary to make any such areas comply with the ADA and the cost thereof shall be reimbursed by Tenant to Landlord as a portion of the management, maintenance and repair expenses of the building pursuant to the provisions of Article 11.3.

ARTICLE 8 - Use of Premises

Section 8.1 Tenant shall use the demised premises solely for general office, research and development, laboratory and light manufacturing related to a biotechnology diagnostics company, and for no other purposes without Landlord’s written consent.

Section 8.2 Tenant covenants and agrees that it will not knowingly use or permit to be used the demised premises or any part thereof for any unlawful purpose whatsoever. Tenant shall obtain and maintain all governmental licenses and permits required for the lawful and proper conducting of Tenant’s business in the demised premises.

ARTICLE 9 - Indemnity and Public Liability Insurance

Section 9.1 Tenant agrees to indemnify and save harmless Landlord from and against all claims arising from any act, omission or negligence of Tenant, or its contractors, licensees, agents, servants, invitees or employees, or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person occurring during the Term in or about the demised premises, the sidewalks (if any) adjoining the same and from and against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, including, but not limited to, reasonable attorneys’ fees and court costs provided that the terms of the foregoing indemnity shall not apply to the extent resulting from the negligence or willful misconduct of Landlord.

Section 9.2 Tenant agrees to maintain in full force from and after the Delivery Date and continuing during the Term a policy of public liability and property damage insurance under which Landlord (and such other persons, firms or corporations as are designated by Landlord and are properly includible as additional insureds under the terms of any such policies of insurance) and Tenant are named as insureds, and the insurer agrees to indemnify and hold Landlord and Landlord’s said designees harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damage mentioned in Section 9.1. All public liability and property damage policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its servants, agents and employees, by reason of the negligence of Tenant. Each such policy shall be approved as to form and insurance company by Landlord, such approval not to be unreasonably withheld, be noncancelable with respect to the Landlord and Landlord’s said designees without twenty (20) days’ written notice to the Landlord and Landlord’s said designees, and a duplicate original or certificate thereof shall be delivered to Landlord prior to commencement of the Term and thereafter thirty (30) days prior to expiration of the term of each policy. The limits of liability of such comprehensive general liability insurance shall be Two Million Dollars ($2,000,000.00) for injury or death to one or more persons and damage to property, combined single limit. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry. Notwithstanding anything contained herein to the contrary, all insurance carried by Tenant shall be issued by responsible insurance companies licensed to do business in the State of California with an A.M. Best Company rating of A- VIII or better.

If Tenant shall not comply with its covenants to maintain insurance made above, or if Tenant fails to provide duplicate originals or certificates thereof to Landlord as is provided above, Landlord may, but shall not be required to, obtain any such insurance; and if Landlord does obtain any such insurance, Tenant shall, on demand, reimburse Landlord for the premium for any such insurance.

Section 9.3 Tenant agrees to use and occupy the demised premises, the Parking and Accommodation Areas and to use all other portions of the Business Park (which it is herein given the right to use) at its own risk and hereby releases to the full extent permitted by law the Landlord, and its agents, servants, contractors, and employees, from all claims and demands of every kind resulting from any accident, damage or injury occurring therein. Landlord shall have no responsibility or liability for any loss of or damage to fixtures or other personal property of Tenant. The provisions of this Section shall apply during the whole of the Term.

ARTICLE 10 - Fire Insurance and Casualty

Section 10.1 If the building should be damaged or destroyed during the Term by any casualty insurable under Landlord’s standard fire and extended coverage insurance policies, Landlord shall (except as hereinafter provided) repair and/or rebuild the same to substantially the condition in which the same existed immediately prior to such damage or destruction. Landlord’s obligation under this Section shall in no event exceed either (A) the scope of the work done by Landlord in the original construction of such building, or (B) the proceeds of any such insurance policy if Landlord keeps the building and the demised premises insured against loss or damage by such fire and extended coverage insurance to the extent of at least eighty percent (80%) of the insurable value of the building if reasonably obtainable from responsible insurance companies licensed to do business in California, unless Landlord nevertheless elects to repair and/or rebuild the building and the demised premises. Tenant shall in the event of any such damage or destruction, unless this Lease shall be terminated as hereinafter provided, be responsible for replacing or repairing all exterior signs, trade fixtures, equipment, display cases, and other installations originally installed by the Tenant. Tenant shall have no interest in the proceeds of any insurance carried by Landlord.

Section 10.2 Tenant’s Base Rent shall be abated proportionately, on the basis of the square footage of the demised premises rendered untenantable, during any period in which, by reason of any such damage or destruction, the building is rendered partially or totally untenantable. Such abatement shall continue for the period commencing with such destruction or damage and ending with the substantial completion by the Landlord of such work or repair and/or reconstruction as Landlord is obligated to do.

Section 10.3 If the building on the demised premises should be damaged or destroyed to the extent of twenty percent (20%) or more of the then monetary value thereof by an event described in Section 10.1, then Landlord may terminate this Lease by written notice to Tenant.

As soon as reasonably possible following any casualty to the demised premises described in Section 10.1 or in Section 10.7 below, Landlord shall notify Tenant of Landlord’s reasonable estimate of the time required to repair and/or rebuild the same. In the event such estimated time to repair and/or rebuild the demised premises is in excess of three hundred sixty five (365) days from the date of the casualty, either Landlord or Tenant may terminate this Lease by written notice to the other party given within fifteen (15) days after the date of Landlord’s notice of the estimated time. If neither party provides written notice to the other party within said 15-day period, then the right to terminate the Lease specified in this paragraph shall lapse and the Lease shall continue in full force and effect unless Landlord elects to terminate the Lease as otherwise provided herein.

If neither party elects to terminate this Lease then Landlord shall repair and/or rebuild the same as provided in Section 10.1. If such damage or destruction occurs and this Lease is not so terminated, this Lease shall remain in full force and effect and the parties waive the provisions of any law to the contrary. The Landlord’s obligation under this Section shall in no event exceed the scope of the work to be done by the Landlord in the original construction of said building and the demised premises.

Section 10.4 Tenant agrees to comply with all of the regulations and rules of the Insurance Service Office or any similar body and will not knowingly do, suffer, or permit an act to be done in or about the demised premises which will increase any insurance rate with respect thereto.

Section 10.5 Tenant agrees, in addition to any rent provided for herein, to pay to the Landlord the cost of the fire and extended coverage insurance policy carried by Landlord on the demised premises during the entire Term or any renewal or extension thereof. This Section expressly permits the Landlord to carry standard fire and extended coverage policies to the extent of one hundred percent (100%) of the insurable value.

Section 10.6 From and after the Delivery Date and continuing during the Term, Tenant shall carry, at its expense, insurance against loss and damage by fire including “Special Perils” provisions for the full insurable value of Tenant’s merchandise and personal property, including wall coverings, carpeting and drapes, and the trade fixtures, furnishings and operating equipment in the demised premises, whether supplied by Tenant or existing in the demised premises upon commencement of the Lease. Landlord and Landlord’s mortgagee shall be named as additional insureds under said policy, which shall be noncancellable with respect to Landlord and Landlord’s mortgagee without twenty (20) days’ prior written notice. A certificate evidencing such coverage shall be delivered to Landlord prior to commencement of the Term and thereafter thirty (30) days prior to the expiration of the term of such policy. Such insurance shall be written as a primary policy, not contributing with and not in excess of coverage Landlord may carry. If Tenant shall not comply with its covenants to maintain said insurance, or if Tenant fails to provide a certificate thereof to Landlord, Landlord may, but shall not be required to, obtain any such insurance, and if Landlord does obtain any such insurance, Tenant shall, on demand, reimburse Landlord for the premium for any such insurance.

Section 10.7 In the event the building shall be damaged as a result of any flood, earthquake, act of war, nuclear reaction, nuclear radiation or radioactive contamination, or from any other casualty not covered by Landlord’s fire and extended coverage insurance, to any extent whatsoever, Landlord may within ninety (90) days following the date of such damage, commence repair, reconstruction or restoration of the building and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect, or within said ninety (90) day period elect not to so repair, reconstruct or restore the building, in which event this Lease shall cease and terminate. In either such event Landlord shall give Tenant written notice of its intention within said ninety-day period.

Section 10.8 Upon any termination of this Lease under the provisions of this Article 10, the rent shall be adjusted as of the date of such termination and the parties shall be released without further obligation to the other party upon the surrender of possession of the demised premises to Landlord, except for items that have been theretofore accrued and are then unpaid, and except for obligations that are designated as surviving such termination.

Section 10.9 Notwithstanding anything in this Article 10 or elsewhere in this Lease to the contrary, Landlord may maintain any commercially reasonable insurance on the demised premises that Landlord deems necessary or advisable, including, but not limited to, any rental insurance, owner’s protective liability insurance or any insurance required by any mortgagee of Landlord; and Landlord may include the amount of the premiums for such insurance in the total of the insurance premiums which Tenant is required to pay under the terms hereof. Landlord agrees that, with respect to insurance for earthquake or flood, if Landlord carries the same the cost passed through to Tenant shall be limited to such insurance which is (i) required by applicable laws or Landlord’s mortgagee or (ii) available at commercially reasonable rates and commonly carried by other institutional landlords owning comparable buildings in similar areas of the City of Menlo Park.

ARTICLE 11 - Repair

Section 11.1 Landlord agrees, at Landlord’s sole expense, to repair, maintain and replace, as necessary, structural defects of the building (including the foundation and roof structure) throughout the life of the Lease. Structural defects and maintenance shall not be deemed to include cracks or fissures in walls or floors (unless required for the safety of the occupants of the demised premises), nor the requirement of painting or caulking.

Section 11.2 Tenant agrees during the Term or any extension thereof to maintain the interior of the demised premises, and every part thereof, except as to work to be performed by Landlord under Sections 11.1 and 11.3. Tenant further agrees to clean, inside and out, all of the glass on the exterior of the building. If Tenant should fail to faithfully perform its maintenance obligations hereunder then Landlord shall, upon having given notice to Tenant of the need for said maintenance, have the right to perform, or cause to be performed, said maintenance and Tenant shall on demand reimburse Landlord for Landlord’s costs of providing such maintenance. Landlord’s reservation of the right to enter upon the demised premises to perform any repairs or maintenance or other work in, to, or about the demised premises which in the first instance is the Tenant’s obligation pursuant to this Lease shall not be deemed to impose any obligation on Landlord to do so, nor shall Landlord be rendered liable to Tenant or any third party for the failure to do so, and Tenant shall not be relieved from any obligation to indemnify Landlord as otherwise provided elsewhere in this Lease.

Section 11.3 Landlord shall provide the following services to the building and Tenant shall, after the applicable ninety (90) day or one hundred eighty (180) day notice periods (as the case may be) described in Section 3.1 hereof have elapsed, in addition to all other payments required to be made under other provisions of this Lease, on demand reimburse Landlord for Landlord’s gross costs of: (i) maintaining, repairing and replacing the roof; (ii) painting, maintaining and repairing the exterior of the building; (iii) maintaining, repairing and replacing the elevator and elevator equipment room (if any); (iv) maintenance and repair associated with the mechanical and electrical rooms; (v) maintenance and repair of the trash enclosure utilized in connection with the building; (vi) maintenance, repair and necessary replacement of the glass on the exterior of the building; and (vii) any other maintenance and repair other than that which Landlord is required to perform at Landlord’s expense per Section 11.1. After the ninety (90) day notice period described in Section 3.1 hereof has elapsed, Tenant shall also, on demand, reimburse Landlord for Landlord’s gross costs of maintaining, repairing and replacing the heating and air conditioning equipment serving the demised premises, whether furnished by Landlord or Tenant. Landlord’s said gross costs as used in this Section 11.3 shall include all costs and expenses of every kind or nature incurred by Landlord in the performance of such maintenance, repair or replacements and Landlord’s determination of the amount of said costs and expenses will be final; provided, however, that Landlord shall make use of any warranties. For the avoidance of doubt, such costs shall not include any exclusions listed in Section 18.3 hereof.

Additionally, in no event shall Landlord charge Tenant for any costs incurred by Landlord in complying with its obligations under Section 3.1 or Section 11.1.

Section 11.4 If during the term of this Lease Landlord or Landlord’s insurance carrier requires the installation of a specialized fire control system, or any fire detection device, because of the nature of the particular activities being carried on by Tenant in the demised premises, then said system or device shall be installed at the sole cost of the Tenant within the time specified.

ARTICLE 12 - Fixtures & Alterations

Section 12.1 All trade fixtures owned by Tenant and installed in the demised premises shall remain the property of Tenant and may be removed from time to time and shall be removed at the expiration of the Term. Tenant shall repair any damage to the demised premises caused by the removal of said fixtures. If Tenant fails to remove such fixtures on or before the last day of the Term, all such fixtures shall become the property of Landlord, unless Landlord elects to require their removal, in which case Tenant shall promptly remove them and restore the demised premises to its condition prior to such removal. Landlord may also, at Landlord’s sole discretion, store such fixtures at Tenant’s expense.

Section 12.2 Tenant shall not make any alterations, additions or improvements in or to the demised premises or the building without submitting plans and specifications therefor for the prior written consent of Landlord, which consent, if granted, may be subject to such conditions as Landlord may reasonably deem appropriate. Any such alterations, additions or improvements shall comply with all applicable codes and standards, shall be consented to by Landlord, and shall be made at Tenant’s sole cost and expense in accordance with the plans and specifications therefor. Within ten (10) days following Tenant’s completion thereof, Tenant shall furnish Landlord with a complete set of the final “For Construction” plans therefor in AutoCAD format, including all x-refs, fonts and plot files. Tenant shall secure any and all governmental permits, approvals or authorizations required in connection with any such work, and shall hold Landlord harmless from any and all liability, costs, damages, expenses (including attorneys’ fees) and any and all liens resulting therefrom. All alterations, decorations, additions and improvements (and expressly including all light fixtures and floor coverings installed by Tenant), except furniture, removable paneling, wall fixtures, trade fixtures, appliances and equipment which do not become a part of the demised premises, shall be deemed to belong to Tenant, but shall be deemed to have been attached to the demised premises or the building and to have become the property of Landlord upon the termination of the Term. Upon the expiration or sooner termination of the Term hereof, Tenant shall, at Tenant’s sole cost and expense, forthwith remove (i) all alterations, decorations, additions or improvements installed by or for Tenant (excluding the initial Tenant Improvements except to the extent Landlord advises Tenant on the plans as approved by Landlord any items which must be removed prior to the expiration of the Term, in which event such items shall be removed),and (ii) all wiring installed by or for Tenant in the demised premises and/or the building, unless excused from doing so in writing by Landlord, and Tenant shall forthwith at its sole cost and expense repair any damage to the demised premises or the building caused by such removal. In the event Tenant does not so remove all such alterations, decorations, additions, improvements and wiring from the demised premises and/or the building, or repair any damage caused by such removal, then Tenant agrees that Landlord may apply such sums from the Security Deposit, or recover such sums from Tenant by judgment if Tenant did not provide a Security Deposit, or if insufficient funds exist in the Security Deposit, to compensate Landlord for the removal and disposal of any of the same and/or repair of any damage therefrom to the demised premises or the building.

Notwithstanding any provisions of this Lease to the contrary, Tenant may make, at Tenant’s sole cost and expense, interior, non-structural alterations to the demised premises (other than alterations to the storefront, exterior walls, sprinkler and life support systems, alterations which materially affect the mechanical/electrical system [including any increase in electrical service], alterations that erect or increase the size of an existing mezzanine, or any alterations that require or result in any penetration into or through the roof or the floor of the demised premises) having a cost not in excess of Ten Thousand Dollars ($10,000.00) during any year without obtaining the prior consent of Landlord. All such alterations shall meet the requirements of all applicable local, state and federal regulations, rules, codes and ordinances. During the course of all alterations, Tenant shall obtain and maintain, at its expense, builders’ risk insurance for the amount of the completed value thereof on all-risk form, insuring the interests of Tenant, Landlord, and any contractors and subcontractors. Tenant agrees to indemnify and hold harmless Landlord from and against all claims, actions, liabilities and damage sustained by Landlord as a result of any such work by Tenant, its agents, employees or contractors, and shall give advance notice to Landlord of any such interior repairs or replacements and shall provide Landlord with any plans and specifications with respect thereto. Within ten (10) days following Tenant’s completion thereof, Tenant shall furnish Landlord with a complete set of the final “For Construction” plans therefor in AutoCAD format, including all x-refs, fonts and plot files.

ARTICLE 13 - Remedies

Section 13.1 Should Tenant default in the performance of any of its obligations under this Lease with reference to the payment of rent and such default continue for five (5) days after receipt of a written notice from Landlord thereof, or should Tenant default in the performance of any other obligations under this Lease and such default continue for thirty (30) days after receipt of written notice from Landlord specifying such default or beyond the time reasonably necessary to cure if such default is of a nature to require more than thirty (30) days to remedy, then, in addition to all other rights and remedies Landlord may have under this Lease or under applicable law, Landlord shall have the following rights and remedies:

(1) The Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue the lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). If Tenant breaches any covenants of this Lease or if any event of default occurs, whether or not Tenant abandons the demised premises, this Lease shall continue in effect until Landlord terminates Tenant’s right to possession, and Tenant shall remain liable to perform all of its obligations under this Lease and Landlord may enforce all of Landlord’s rights and remedies, including the right to recover rent as it falls due. If Tenant abandons the demised premises or fails to maintain and protect the same as herein provided, Landlord shall have the right to do all things necessary or appropriate to maintain, preserve and protect the demised premises, including the installation of guards, and may do all things appropriate to a re-letting of the demised premises, and none of said acts shall be deemed to terminate Tenant’s right of possession, unless Landlord elects to terminate the same by written notice to Tenant. Tenant agrees to reimburse Landlord on demand for all amounts reasonably expended by Landlord in maintaining, preserving and protecting the demised premises, together with interest on the amounts expended from time to time at the maximum legal rate. Landlord shall also have the right to repair, remodel and renovate the demised premises at the expense of Tenant and as deemed necessary by Landlord.

(2) Landlord shall have the right to terminate Tenant’s possession of the demised premises, and if Tenant’s right to possession of the demised premises is terminated by Landlord by reason of a breach of this Lease by Tenant, or by reason of the happening of an event of default, or by reason of abandonment of the demised premises by Tenant, Landlord shall be entitled, at Landlord’s election, to recover damages in an amount as set forth in Section 1951.2 of the Civil Code of California as then in effect, which damages shall include (1) the worth at the time of award of any unpaid rent and additional rent which had been earned at the time of such termination; plus (2) the worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus (3) the worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (4) all other amounts due Landlord from Tenant under the terms of this Lease, or necessary to compensate Landlord for all detriment caused by Tenant’s failure to perform its obligations under this Lease. The right to possession of the demised premises by Tenant should not be deemed terminated until Landlord gives Tenant written notice of such termination or until Landlord re-lets all or a portion of the demised premises. Landlord shall be required to mitigate damages by making a good faith effort to re-let the demised premises.

As used in subparagraphs (1) and (2) above, the “worth at the time of award” is computed by allowing interest at the legal rate of ten percent (10%) per annum. As used in subparagraph (3) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(3) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law, provided that each shall be cumulative and in addition to every other right or remedy given herein or now hereafter existing at law or in equity or by statute.

Section 13.2 Landlord shall in no event be in default in the performance of any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days or such additional times as is reasonably required to correct any such default after notice by Tenant to the Landlord properly specifying wherein the Landlord has failed to perform any such obligation.

ARTICLE 14 - Bankruptcy

Section 14.1 Tenant shall give written notice to Landlord of its intention to commence proceedings under any state or federal insolvency or bankruptcy law, or any comparable law that is now or hereafter may be in effect, whereby Tenant seeks to be, or would be, discharged of its debts or the payment of its debts is sought to be delayed, at least thirty (30) days prior to the commencement of such proceedings.

Section 14.2 If any of the following events occur:

(1) The entry of an order for relief under Title 11 of the United States Code as to Tenant or its executors, administrators or assigns, if any, or the adjudication of Tenant or its executors, administrators or assigns, if any, as insolvent or bankrupt pursuant to the provisions of any state insolvency or bankruptcy act;

(2) The appointment of a receiver, trustee or other custodian of the property of Tenant by reason of the insolvency or inability of Tenant to pay its debts;

(3) The assignment of the property of Tenant for the benefit of creditors;

(4) The commencement of any proceedings under any state or federal insolvency or bankruptcy law, or any comparable law that is now or hereafter may be in effect, whereby Tenant seeks to be, or would be, discharged of its debts or the payment of its debts is sought to be delayed;

(5) The failure of Tenant to give written notice to Landlord provided for in Section 14.1 above;

then Landlord may, at any time thereafter, in addition to any and all other rights or remedies of Landlord under this Lease or under applicable law, upon written notice to Tenant, terminate this Lease, and upon such notice this Lease shall cease and terminate with the same force and effect as though the date set forth in said notice were the date originally set forth herein and fixed for the expiration of the Term. Tenant shall thereupon vacate and surrender the demised premises, but shall remain liable as herein provided.

ARTICLE 15 - Surrender of Premises

Section 15.1 Tenant shall, upon termination of the Term, or any earlier termination of this Lease, surrender to Landlord the demised premises, including, without limitation, all building equipment and apparatus, and fixtures (except as provided in Sections 12.1 and 12.2) then upon the demised premises without any damage, injury, or disturbance thereto, or payment therefor, except damages due to ordinary wear and tear, acts of God, fire and other perils to the extent the demised premises are not required to be repaired or restored as hereinbefore provided, and Tenant shall dispose of any hazardous materials stored, dispensed, handled or used in, at or upon the demised premises in accordance with the provisions of Section 7.4.

ARTICLE 16 - Eminent Domain

Section 16.1 If more than thirty-three percent (33°/0) of the floor area of the building shall be taken under the power of eminent domain, then Landlord shall so notify Tenant, and if the portion not so taken will not be reasonably adequate for the operation of Tenant’s business after the Landlord completes such repairs or alterations as the Landlord is obligated or elects to make, then Tenant shall have the right to elect either to terminate this Lease, or, subject to Landlord’s right to terminate the Lease pursuant to Section 16.4, to continue in possession of the remainder of the demised premises and shall notify Landlord in writing of Tenant’s election within ten (10) days after receipt by Tenant of Landlord’s notice. In the event less than thirty-three percent (33°/0) of the floor area of the building on the demised premises shall be taken or Tenant elects to remain in possession, as provided in the first sentence hereof, all of the terms herein provided shall continue in effect, except that the Base Rent shall be reduced in the same proportion that the floor area of the building on the demised premises taken bears to the original floor area of the building, and Landlord shall at its own cost and expense make all necessary repairs or alterations to the building so as to constitute the portion of the building not taken a complete architectural unit and the demised premises a complete unit for the purposes allowed by this Lease, but such work shall not exceed the scope of the work to be done by Landlord in originally constructing said building.

Section 16.2 Each party waives the provisions of Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking.

Section 16.3 All damages or awards for any taking under the power of eminent domain whether for the whole or a part of the demised premises shall belong to and be the property of Landlord whether such damages or awards shall be awarded as compensation for diminution in value to the leasehold or to the fee of the demised premises; provided however, that Landlord shall not be entitled to the award made to Tenant or Landlord for loss of business, depreciation to, and cost or removal of stock and fixtures and for leasehold improvements which have been installed by Tenant at its sole cost and expense less depreciation which is to be computed on the basis of completely depreciating such leasehold improvements during the initial term of this Lease, and any award made to Tenant in excess of the then depreciated value of leasehold improvements shall be payable to the Landlord.

Section 16.4 If more than thirty-three percent (33%) of the floor areas of the building on the demised premises shall be taken under power of eminent domain, or if any part of the Parking and Accommodation Areas shall be so taken, Landlord may, by written notice to Tenant delivered on or before the date of surrendering possession to the public authority pursuant to such taking, terminate this Lease as of such date.

Section 16.5 If this Lease is terminated as provided in this Article, the rent shall be paid up to the day that possession is so taken by public authority and Landlord shall make a prorata refund of any rent and all deposits paid by Tenant in advance and not yet earned.

ARTICLE 17 - Real Property Taxes

Section 17.1 Tenant shall reimburse Landlord for all real property taxes, assessments and ongoing sewer fees applicable to the demised premises. Taxes shall be prorated to lease years for purpose of making this computation. Such payment shall be made by Tenant within thirty (30) days after receipt of Landlord’s written statement setting forth the amount of such computation thereof. If the Term of this Lease shall not expire concurrently with the expiration date of the fiscal tax year, Tenant’s liability for taxes for the last partial lease year shall be prorated on an annual basis.

Section 17.2 If the demised premises are not separately assessed, Tenant’s liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.

Section 17.3 Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property contained in the demised premises. Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

If any of Tenant’s said personal property shall be assessed with Landlord’s real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant’s property.

Section 17.4 In addition to all other payments provided for herein, the Tenant shall on demand reimburse Landlord for any surcharges, fees, and any similar charges required to be paid by any instrumentality of local, state or federal government in connection with parking in the parking area, including policing; supervising with attendants; other costs in connection with providing charged parking; repairs, replacements and maintenance not properly chargeable to capital account under good accounting principles; interest and depreciation of the actual cost of modification or improvements to the areas, facilities and improvements maintained in this Article either (i) required by any instrumentality of local, state or federal government, or (ii) installed by Landlord on account of governmental requirements to facilitate payment of a parking charge by the general public for parking in the parking area, or both, and other similar costs; and there shall be excluded (a) cost of construction of such improvements which is properly chargeable to capital account and (b) depreciation of the original cost of construction of all items not previously mentioned in this sentence. If Landlord shall require the payment of a parking charge by the general public for parking in the parking area, then during any period in which such a charge is made the total revenue (after deducting excise and similar taxes thereon and taxes, fees or surcharges imposed by any agency or instrumentality of local, state or federal government) actually received in cash or its equivalent by Landlord for such parking charge shall be credited against said gross costs. Landlord shall not market the parking area for parking by the general public.

Section 17.5 Notwithstanding the provisions of Article 17 hereinabove, Tenant shall pay any increase in “real property taxes” resulting from any and all improvements of any kind whatsoever placed on or in the demised premises for the benefit of or at the request of Tenant regardless of whether said improvements were installed or constructed either by Landlord or Tenant.

Section 17.6 In addition to all other payments provided for herein, the Tenant shall on demand reimburse Landlord for any tax (excluding income tax) and/or business license fee or other levy that may be levied, assessed or imposed upon the rent or other payments provided for herein or on the square footage of the demised premises, on the act of entering into this Lease, or on the occupancy of the Tenant however described, as a direct substitution in whole or in part for, or in addition to, any real property taxes, whether pursuant to laws presently existing or enacted in the future.

ARTICLE 18 - Parking and Accommodation Areas

Section 18.1 Landlord grants to Tenant during the Term the non-exclusive right to use the parking area, facilities and other areas designated as “Parking and Accommodation Areas” on Exhibit “B” hereto for the accommodation and parking of such automobiles of the Tenant, its officers, agents, employees and its customers, vendors and invitees while working or visiting Tenant. Tenant agrees that its officers, agents and employees will park their automobiles only in the parking areas provided in the Parking and Accommodation Areas, and Tenant specifically agrees that such officers, agents and employees will not park on any public streets in the vicinity of the demised premises. Except as provided in Section 17.4, Landlord shall not charge parking fees for such right to use parking facilities.

Section 18.2 All parking areas and facilities furnished by Landlord including, but not limited to, pedestrian sidewalks, landscaped areas and parking areas shall at all times be subject to the control and management of Landlord so that Landlord will be in a position to make available efficient and convenient use thereof, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this Article, and Tenant agrees to abide by and conform therewith, provided Tenant has received a copy of such rules in writing and provided that such rules and regulations are not in direct violation with the provisions of this Lease. Landlord shall have the right to construct, maintain and operate lighting facilities on all of said areas and improvements, to police the same, from time to time to change the area, location and arrangement of parking areas and facilities, to restrict employee parking to employee parking areas, to construct surface, subterranean and/or elevated parking areas and facilities, to establish and from time to time change the level of parking surfaces, to close (if necessary) all or any portion of said areas or facilities to such extent as may in the opinion of Landlord’s counsel be legally sufficient to prevent a dedication thereof or the accrual of any rights of any person or of the public therein, and to do and perform such other acts in and to said areas and improvements respectively as in the use of good business judgment the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by Tenant, other lessees, and their respective employees and visitors; provided, however, in no event shall Landlord materially permanently reduce the number of parking spaces available in the Parking and Accommodation Areas unless required to comply with applicable laws.

Section 18.3 Tenant agrees during the Term to pay to Landlord an annual charge which shall be Landlord’s actual gross costs of operating, maintaining and/or replacing all of the Parking and Accommodation Areas. The annual charge shall be an estimate computed on the basis of periods of twelve (12) consecutive calendar months, commencing and ending on such dates as may be designated by Landlord, and shall be paid in monthly installments on the first day of each calendar month in the amount estimated by Landlord. Within ninety (90) days after the end of each such annual period, Landlord will determine (and furnish to Tenant a statement showing in reasonable detail) the actual annual charge for such period and the amounts so estimated and paid during such period shall be adjusted within such ninety (90) days (including adjustments on a prorata basis of any partial such period at either end of the Term) and one party shall pay to the other on demand whatever amount is necessary to effectuate such adjustment.

Landlord’s said gross costs shall consist of and include all costs and expenses of every kind or nature incurred by Landlord in the operation, maintenance and/or replacement of the Parking and Accommodation Areas determined in accordance with good accounting practice by an accountant employed by Landlord. Without otherwise limiting the generality of the foregoing, there shall be included in such gross costs public liability and property damage insurance, landscape maintenance, maintenance of utilities, water, cleaning of areas, facilities and improvements, operation of lighting, common area taxes and assessments determined in the same manner as taxes and assessments on the demised premises, policing and sweeping of parking areas, supervising with attendants, repairs, replacements and maintenance, and an amount equal to three percent (3%) of the total of all rent (i.e., Base Rent and additional rent) payable under this Lease for administration of the Parking and Accommodation Areas.

The following shall not be included within costs under this Article 18 or under Section 11.3 which Tenant is obligated to reimburse Landlord hereunder:

(a) legal fees, brokerage commissions, advertising costs, or other related expenses incurred in connection with the leasing of the demised premises (except in accordance with Article 13 hereunder);

(b) cost of repairs and other work occasioned by fire or other casualty covered by the insurance carried by Landlord, to the extent of the insurance proceeds actually received by Landlord;

(c) damage and cost of repairs necessitated by the gross negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors and not covered by insurance carried or required to be carried by Tenant hereunder;

(d) executive salaries or salaries of service personnel other than in connection with the management, operation, repair or maintenance of the building or Parking and Accommodation Areas (to the extent not covered by the administrative fee described in this Section 18.3 above);

(e) the cost of any service provided to Tenant for which Landlord is reimbursed by others;

(f) payment of principal or interest on any mortgage or other encumbrance on the building;

(g) overhead profit increments paid to Landlord’s subsidiaries or affiliates for management or other services on or to the building or for supplies or other materials to the extent that the cost of the services, supplies or materials exceeds the cost that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a competitive basis;

(h) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; and

(i) the cost of containing, removing or otherwise remediating any contamination of the demised premises by any hazardous materials (except that costs that are incurred by reason of the introduction, storage, use or disposal of hazardous materials by Tenant or any of its agents, employees, contractors, licensees, invitees, sublessees, successors, assigns or other representatives shall be borne one hundred percent (100%) by Tenant).

Section 18.4 The Parking and Accommodation Areas as used in this Lease are those areas shown on Exhibit “B” outside of the building area.

Section 18.5 Upon thirty (30) days’ advance written notice by Tenant to Landlord, Landlord shall permit Tenant’s in-house accountant to inspect, at Landlord’s offices, during normal business hours during the months of May through October, Landlord’s bills, records and invoices relating to the Parking and Accommodation Areas as well as other additional rent payable by Tenant under this Lease for any year (not more than once in any year). Before Tenant may inspect Landlord’s records, Tenant must have paid the full amount of the costs for such Parking and Accommodation Areas and other additional rent payable by Tenant under this Lease and must not be in default of any provisions of this Lease beyond applicable notice and cure periods. Tenant may review only those records that are specifically related to the Parking and Accommodation Areas and other additional rent items and may not review any other leases or Landlord’s tax returns or financial statements. Tenant’s right to inspect Landlord’s records shall apply to those records for the two (2) years immediately preceding the year during which the inspection is made. Landlord will allow Tenant to use Landlord’s copying facilities subject to reimbursement by Tenant to Landlord of the reasonable cost of copying. All of the information obtained through the Tenant’s inspection with respect to financial matters (including without limitation, costs, expenses, income) and other matters pertaining to the Landlord and/or the demised premises as well as any compromise, settlement, or adjustment reached between Landlord and Tenant relative to the result of the inspection shall be held in strict confidence by the Tenant and its officers and employees, including Tenant’s accountant. As a condition precedent to Tenant’s exercise of its right to inspect, Tenant must deliver to Landlord a signed covenant from the accountant in form reasonably acceptable to Landlord acknowledging that all of the results of such inspection as well as any compromise, settlement or adjustment reached between Landlord and Tenant shall be held in strict confidence and shall not be revealed in any manner to any person except upon the prior written consent of the Landlord, which consent may be withheld in Landlord’s sole discretion, or if required pursuant to any litigation between Landlord and Tenant materially related to the facts disclosed by such inspection, or if required by law. Upon completion thereof, Tenant shall deliver a copy of the inspection report and accompanying data to Landlord. Landlord shall credit any overpayment determined by the inspection against the next rent due and owing by Tenant or, if no further rent is due after the end of the Term, provided Tenant is not in default under this Lease, refund such overpayment directly to Tenant within thirty (30) days of determination and Tenant’s request therefor. Likewise, Tenant shall pay Landlord any underpayment determined by the inspection report within thirty (30) days of determination. The foregoing obligations shall survive the expiration or termination of this Lease.

ARTICLE 19 - Miscellaneous

Section 19.1 Upon not less than twenty four (24) hours prior notice (except in the case of emergency where no notice shall be required) Landlord and its designee shall have the right during reasonable business hours (and Tenant’s representative may accompany Landlord, except in an emergency) to enter the demised premises except restricted areas as established by or on behalf of the Federal Government for security purposes (and in emergencies at all times), (i) to inspect the same, (ii) for any purpose connected with Landlord’s rights or obligations under this Lease and, (iii) for all other lawful purposes.

Section 19.2 Tenant shall not be entitled to make repairs at Landlord’s expense, and Tenant waives the provisions of Civil Code Sections 1941 and 1942 with respect to Landlord’s obligations for tenantability of the demised premises and Tenant’s right to make repairs and deduct the expenses of such repairs from rent.

Section 19.3 This Lease shall be governed exclusively by the provisions hereof and by the laws of the State of California as the same from time to time exist. This Lease expresses the entire understanding and all agreements of the parties hereto with each other and neither party hereto has made or shall be bound by any agreement or any representation to the other party which is not expressly set forth in this Lease. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

Section 19.4 If Tenant should, with Landlord’s consent, hold over after the Term and any extension thereof as herein provided for, then such holding over shall be construed as a tenancy from month to month at a rent one hundred fifty percent (150%) that provided for under the monthly rental of the principal term of this Lease. In the event of Tenant’s holdover without Landlord’s consent (and without prejudice to Landlord’s other remedies for such unlawful holdover), then the Base Rent required to be paid hereunder shall be doubled. In no event shall any provision hereof be deemed Landlord’s consent permitting Tenant to retain possession of the demised premises after the expiration of the Term or earlier termination thereof.

Section 19.5 Tenant agrees to maintain all toilet and washroom facilities within the demised premises in a neat, clean and sanitary condition.

Section 19.6 Landlord covenants and agrees that Tenant, subject to the terms and provisions of this Lease, on paying the rent and observing, keeping and performing all of the terms and provisions of this Lease on its part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the demised premises during the Term without hindrance or ejection by any person lawfully claiming under or against the Landlord.

Section 19.7 Subject to Article 6, the terms and provisions hereof shall be construed as running with the land and shall be binding upon and inure to the benefit of heirs, executors, administrators, successors and assigns of Landlord and Tenant.

Section 19.8

A. Tenant shall promptly pay all sums of money with respect to any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant in, at or about the demised premises, or furnished to Tenant’s agents, employees, contractors or subcontractors, that may be secured by any mechanic’s, materialmen’s, supplier’s or other liens against the demised premises or Landlord’s interest therein. In the event any such or similar liens shall be filed, Tenant shall, within three (3) days of receipt thereof, give notice to Landlord of such lien, and Tenant shall, within twenty (20) days after receiving notice of the filing of the lien, discharge such lien by payment of the amount due to the lien claimant. However, Tenant may in good faith contest such lien provided that within such twenty (20) day period Tenant provides Landlord with a surety bond from a company acceptable to Landlord, protecting against said lien in an amount at least one and one-half (1-1/2) times the amount claimed or secured as a lien or such greater amount as may be required by applicable law; and provided further that Tenant, if it should decide to contest such lien, shall agree to indemnify, defend and save harmless Landlord from and against all costs arising from or in connection with any proceeding with respect to such lien. Failure of Tenant to discharge the lien, or, if contested, to provide such bond and indemnification, shall constitute a default under this Lease and in, addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated, to discharge or secure the release of any lien by paying the amount claimed to be due, and the amount so paid by Landlord, and all costs and expenses incurred by Landlord therewith, including, but not limited to, court costs and reasonable attorneys’ fees, shall be due and payable by Tenant to Landlord forthwith on demand.

B. At least fifteen (15) days before the commencement by Tenant of any material construction or remodeling work on the demised premises, Tenant shall give written notice thereof to Landlord. Landlord shall have the right to post and maintain on the demised premises such Notices of Non-Responsibility, or similar notices, provided for under applicable laws.

Section 19.9

A. On the Effective Date, Tenant shall deposit with Landlord the sum specified in Section 2.4(B) hereof as a “Security Deposit”. The Security Deposit shall be held by Landlord as security for the faithful performance of all the terms of this Lease to be observed and performed by Tenant. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the written consent of Landlord and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord.

Provided that (i) this Lease is in full force and effect, (ii) Tenant has completed the Tenant Improvements pursuant to the provisions of this Lease and the plans and specifications therefor as such have been approved by Landlord, and (iii) Tenant is not in default under any of the terms, conditions and covenants of this Lease beyond applicable notice and cure periods at the time of giving Tenant’s written notice described herein, and subject to the terms and conditions set forth herein, Landlord shall return a portion of the Security Deposit in the amount of Fifty Two Thousand Six Hundred Forty Four and 37/100 Dollars ($52,644.37) within thirty (30) days after Tenant’s written request to Landlord (herein, the “Tenant’s Notice”), which Tenant’s Notice may be given no earlier than the first day of the twenty fifth (25th) full calendar month after the Commencement Date of this Lease. Upon the return of such amount to Tenant, the Security Deposit to be held by Landlord pursuant to the provisions herein shall then be the amount of Sixty Seven Thousand Seven Hundred Fifty Five and 63/100 Dollars ($67,755.63).

B. If any of the rents herein reserved or any other sum payable by Tenant to Landlord shall be overdue and unpaid, or should Landlord make payments on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, apply the entire Security Deposit, or so much thereof as may be necessary, to compensate Landlord toward the payment of rent or additional rent, loss, or damage sustained by Landlord due to such breach on the part of Tenant, and Tenant shall forthwith upon demand restore said Security Deposit to the original sum deposited. Should Tenant comply with all of said terms and promptly pay all of the rent and all other sums payable by Tenant to Landlord, said Security Deposit shall be returned in full to Tenant at the end of the Term.

C. In the event of bankruptcy or other similar proceedings listed in Article 14 hereof, the Security Deposit shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to the filing of such proceedings.

D. In the event Landlord delivers the Security Deposit to the purchaser of Landlord’s interest in the demised premises, Landlord, after written notice to Tenant of said delivery, shall be discharged from any further liability with respect to the Security Deposit. This provision shall also apply to any subsequent transferees.

Section 19.10 All notices, statements, demands, requests, consents, approvals, authorizations, offers, agreements, appointments or designations hereunder by either party to the other shall be in writing and shall be sufficiently given and served upon the other party if sent by United States certified mail, return receipt requested, postage prepaid, or overnight courier (provided a receipt is given), and addressed as follows:

If sent by mail to Tenant, the same shall be addressed to the Tenant at the demised premises or at such other place as Tenant may from time to time designate by notice to Landlord.

If sent by mail to Landlord, the same shall be addressed to Landlord at Sixty 31st Avenue, San Mateo, California 94403-3404, or at such other place as Landlord may from time to time designate by notice to Tenant.

Any such notice when sent by certified mail as above provided shall be deemed duly served on the third business day following the date of such mailing. Any such notice when sent by overnight courier as above provided shall be deemed duly served on the first business day following the date of such mailing.

Section 19.11 As used in this Lease and when required by the context, each number (singular or plural) shall include all numbers, and each gender shall include all genders; and unless the context otherwise requires, the word “person” shall include corporation, firm or association.

Section 19.12 In case of litigation with respect to the mutual rights, obligations, or duties of the parties hereunder, the prevailing party shall be entitled to reimbursement from the other party of all costs and reasonable attorneys’ fees actually incurred.

Section 19.13 Each term and each provision of this instrument performable by Tenant shall be construed to be both a covenant and a condition.

Section 19.14 Except as otherwise expressly stated, each payment provided herein to be made by Tenant to Landlord shall be in addition to and not in substitution for the other payments to be made by Tenant to Landlord.

Section 19.15 Time is and shall be of the essence of this Lease and all of the terms, provisions, covenants and conditions hereof.

Section 19.16 The Landlord and Tenant each warrant that they have not had any dealings with any realtor, broker, or agent in connection with the negotiation of this Lease excepting only Newmark Cornish & Carey, whom Landlord agrees to pay whatever commission may be due. Each party agrees to hold the other harmless from any cost, expense or liability for any compensation, commissions or charges claimed by any realtor, broker, or agent with respect to this Lease and/or the negotiation thereof with whom the other party has or purportedly has dealt.

Section 19.17 Tenant agrees that its interest in this Lease shall be subordinate to any mortgage, deed of trust and/or other security indenture hereafter placed upon the demised premises and to any and all advances made or to be made thereunder and to the interest thereon made and all renewals, replacements, and extensions thereof, but nothing herein contained shall be deemed to alter or limit Tenant’s rights as set forth in Section 19.6. Tenant shall, at the request of Landlord or any mortgagee, trustee or holder of any such security instrument, execute in writing an agreement subordinating its rights under this Lease to the lien of such mortgage, deed of trust and/or other security indenture; provided that, as a condition of any subordination to a future mortgagee, trustee or holder of a security instrument, Tenant’s execution of a subordination agreement is conditioned upon Tenant’s receipt of a commercially reasonable non-disturbance agreement. If any mortgagee, trustee or holder of such security instrument elects to have the Tenant’s interest in this Lease superior to any such instrument by notice to Tenant, then this Lease should be deemed superior to the lien of any such mortgage, deed of trust or security indenture whether this Lease was executed before or after said mortgage, deed of trust and/or security indenture.

Section 19.18 Landlord reserves the right during the last six months of the Term of this Lease or the last six months of any extension hereof to enter the property during normal working hours (in accordance with the provisions of Section 19.1 above) for the purpose of showing the demised premises (except restricted areas established by, or on behalf of, the Federal Government for security purposes) to prospective tenants or purchasers and to place signs (for the last year) on the demised premises advertising the property for lease or sale.

Section 19.19 The following terms as used in this Lease shall have the following meaning:

(a) “Unavoidable Delay” means any prevention, delay or stoppage due to strike(s), lockout(s), labor dispute(s), act(s) of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, and other conditions or causes beyond the reasonable control of the party obligated to perform.

Section 19.20 Tenant shall at any time during the Term, within ten (10) days after written notice from Landlord, execute, acknowledge and deliver to Landlord or, at Landlord’s request, Landlord’s mortgagee, an estoppel certificate in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, are claimed, and (iii) ratifying and certifying any such other matters as may reasonably be requested. Any such certificate may be conclusively relied upon by any prospective purchaser or encumbrancer of the demised premises. Tenant’s failure to deliver such certificate within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord; that there are no uncured defaults in Landlord’s performance, and that not more than one month’s rent has been paid in advance.

Section 19.21 As an inducement to Tenant to lease the demised premises from Landlord, and subject to the provisions hereof, in consideration of Tenant performing its obligations as set forth in this Lease, Landlord agrees to provide to Tenant the amount of Eight Hundred Forty Two Thousand Eight Hundred and No/100 Dollars ($842,800.00) (the “Inducement”). Tenant may apply the Inducement towards Tenant’s actual hard costs of construction of the Tenant Improvements in the demised premises incurred in accordance with the Landlord-approved plans and specifications therefor, and for space planning, engineering, architectural and design costs, permit fees, power upgrades, security system upgrades, and construction management costs payable to Tenant’s construction management firm. The Inducement shall not be used for costs of Tenant’s fixtures, furniture, signage, equipment, inventory or other personal property. The Inducement shall be payable in installments as follows:

(a) the first installment and each subsequent installment of the Inducement (up to an amount, in the aggregate, equal to eighty percent (80%) of the Inducement) will be payable within thirty (30) days after all of the following conditions have been satisfied: (i) the Lease has been executed and delivered by the parties and is in full force and effect; (ii) Tenant is not in default beyond applicable notice and cure periods under the terms of the Lease, including without limitation Section 19.8 hereof; (iii) Tenant has accepted delivery of the demised premises and commenced construction of the Tenant Improvements in accordance with the Landlord-approved plans and specifications therefor; (iv) Tenant has provided Landlord with the following: (1) a written request for payment in an amount no more than any actual costs expended by Tenant in the demised premises as of the date of such request, (2) copies of all reasonably necessary back-up documentation to substantiate the actual costs expended by Tenant as of the date of such request, including copies of paid invoices, cancelled checks, contracts (including applicable AIA documents) and other appropriate documentation to support and substantiate said costs (the “Supporting Documents”), and (3) conditional lien releases from Tenant’s general contractor(s), suppliers, materialmen, and all subcontractors who have performed work or supplied materials for the work on the demised premises completed thus far; and (v) no liens have been filed. Such requests shall be made not more often than once per calendar month.

(b) Upon completion of the Tenant Improvements in accordance with the Landlord-approved plans and specifications therefor, the final twenty percent (20%) of the Inducement (or such remaining amount not furnished to Tenant pursuant to subparagraph (a) above) will be payable within thirty (30) days after all of the following conditions are satisfied: (i) Tenant is not in default under the terms of this Lease beyond any applicable cure period, including without limitation Section 19.8 hereof; (ii) Tenant has commenced the payment of Base Rent to Landlord; and (iii) Tenant has provided Landlord with all of the following: (1) a copy of the building permit for the Tenant Improvements properly signed off by the government body having jurisdiction thereof, (2) a copy of the Notice of Completion which was recorded in the San Mateo County Recorder’s Office within ten (10) days after the Tenant Improvements have been completed (if Tenant does not record a Notice of Completion in the San Mateo County Recorder’s Office within said ten day period, then the final twenty percent (20%)

of the Inducement shall not be paid to Tenant prior to a date which is ninety (90) days after the completion of the Tenant Improvements, (3) final unconditional lien releases from Tenant’s general contractor(s), suppliers, materialmen, and all subcontractors who have done work on the demised premises, and no liens have been filed, (4) a statement from Tenant’s Architect certifying and warranting that the demised premises have been constructed in material compliance with the mutually approved plans and specifications, (5) the Supporting Documents showing the total cost of the Tenant Improvements (including the final AIA documents). If any of the above conditions has not been met or all of the above items provided to Landlord (and if not so met or provided, Landlord shall promptly notify Tenant thereof and Tenant shall have an opportunity to cure), or if Tenant does not provide Landlord with a written request for the Inducement or any portion thereof, within nine (9) months after the Commencement Date of this Lease, then Landlord shall have no obligation to pay such unpaid portion of the Inducement.

In the event the cost of the Tenant Improvements is less than the amount of the Inducement, and provided that Tenant has completed the Tenant Improvements in accordance with the Landlord-approved plans and specifications therefor and has satisfied all of the provisions of this Section 19.21, including providing Landlord with all appropriate documentation to substantiate the cost thereof, within nine (9) months after the Commencement Date, and further provided Tenant is not in default beyond applicable notice and cure periods under the terms of this Lease, including without limitation Section 19.8 hereof, then the remaining unpaid portion of the Inducement up to the amount of Three Hundred Sixty One Thousand Two Hundred Dollars ($361,200.00) shall be applied (credited) to Tenant’s Base Rent due for the next succeeding month(s) during the Term after Tenant’s written request therefor until such portion of the Inducement (up to the amount of $361,200.00) has been applied in full. Except for the unpaid portion of the Inducement (up to the amount of $361,200.00) to be credited towards Base Rent in accordance with the provisions hereof (if at all), Tenant shall pay Base Rent in accordance with the provisions of Article 2 of this Lease. The provisions hereof shall not apply to Tenant’s obligation to pay all Additional Rent during the entire Term of this Lease, which shall be payable in any event.

For purposes of illustration only, (a) in the event Tenant has completed the Tenant Improvements in accordance with the Landlord-approved plans and specifications therefor, has satisfied the provisions of this Section 19.21, has provided Landlord with Supporting Documents showing that the cost of the Tenant Improvements is the amount of $500,000.00, and has provided Tenant’s request during the seventh (7th) month of the Term, then the remaining unpaid portion of the Inducement in the amount of $342,800.00 shall be credited against the next installments of Base Rent payable, as follows: (i) $60,200.00 credited in each of months 8, 9, 10, 11 and 12 (for a total of $301,000.00), and (ii) $41,800.00 credited in month 13; and (b) in the event Tenant has completed the Tenant Improvements in accordance with the Landlord-approved plans and specifications therefor, has satisfied the provisions of this Section 19.21, has provided Landlord with Supporting Documents showing that the cost of the Tenant Improvements is the amount of $300,000.00, and has provided Tenant’s request during the ninth (9th) month of the Term, then the unpaid portion of the Inducement in the maximum amount of $361,200.00 shall be credited to the next installments of base rent payable, as follows: (i) $60,200.00 credited in each of months 10, 11 and 12 (for a total of $180,600.00), (ii) $62,006.00

In the event Tenant abandons the demised premises during the Term of this Lease for more than fifteen (15) business days, or if this Lease terminates early for any reason, including as a result of Tenant’s default, then Tenant shall immediately repay Landlord the unamortized portion of said Inducement (including all amounts credited to Base Rent) determined from the date of such abandonment or termination until the scheduled expiration of the Term, without limiting any of Landlord’s other rights and remedies contained in this Lease.

Section 19.22 During the Term, Landlord shall have no right to relocate Tenant without Tenant’s prior express approval, which approval may be withheld in Tenant’s sole discretion. In the event Tenant expressly approves of any relocation, Landlord shall be responsible for all reasonable costs associated with such relocation, including any reasonable costs in improving such relocation premises with improvements substantially similar to the Tenant Improvements.

IN WITNESS WHEREOF, the parties have executed this instrument.

TENANT:		LANDLORD:
SLIPCHIP CORPORATION, a Delaware corporation		DAVID D. BOHANNON ORGANIZATION, a California corporation

By:	/s/ Brian Coe	By:	/s/ Scott E. Bohannon
	President		Senior Vice President

By:	/s/ Brian Coe	By:	/s/ Ernest Lotti Jr.
	Secretary		Secretary

EXHIBIT “A”

BOHANNON PARK

230 CONSTITUTION DRIVE

MENLO PARK, CALIFORNIA

DESCRIPTION OF DEMISED PREMISES

FOR

“SLIPCHIP CORPORATION”

Commencing at the most easterly comer of Parcel 2, as said parcel is shown on a map entitled “Parcel Map, being a resubdivision of Lots 36, 37, 38, 39 and 40 of Bohannon Industrial Park Unit No.7 (Vol.60 of Maps, Page 10), Menlo Park, San Mateo County, California,” which map was filed in the office of the County Recorder of San Mateo County, State of California, on October 2, 1973, in Volume 22 of Parcel Maps at Page 26, more particularly described as follows:

Thence from said comer of commencement South 67°17’ East 47.00 feet and South 22°43’ West 20.00 feet;

THENCE	SOUTH	67°17’	EAST	172.00	FEET;
“	SOUTH	22°43’	WEST	140.00	FEET;
“	NORTH	67°17’	WEST	172.00	FEET;
AND	NORTH	22°43’	EAST	140.00	FEET;

to the point of beginning.

Containing approximately 24,080 square feet.

1

PORTION OF PARCEL 2
PARCEL 1
N.67°17'W. 266.00'
PARKING & ACCOMODATION AREAS
172.00'
SLIPCHIP CORPORATION
PARCEL "B"
LOT AREA = 59,850 SQ.FT.±
BUILDING "B"
24,080 SQ.FT.±
140.00'
140.00'
172.00'
S.22°43'W. 225.00'
N.22°43'E. 225.00'
POINT OF BEGINNING
MOST NORTHERLY CORNER OF PARCEL 2
230
47.00'
233.00'
S.67°17'E. 266.00'
280.00'
CONSTITUTION DRIVE
SCALE: 1" = 60'-0"

BOHANNON INDUSTRIAL PARK

EXHIBIT "B"

230 CONSTITUTION DRIVE, MENLO PARK, CALIF.

October 5, 2015

TENANT: SLIPCHIP CORPORATION

EXHIBIT “C”

This Exhibit “C” shall consist of the plans and specifications for the Tenant Improvements which, after Landlord’s approval thereof, shall be deemed incorporated herein by reference and made a part hereof.

EXHIBIT “D”

INSURANCE REQUIREMENTS

In connection with Tenant’s work in the demised premises, including the Tenant Improvements, Tenant and its General Contractor agree to abide by the provisions of the following Insurance Requirements:

1. Tenant and Tenant’s Contractor (“Contractor”) agree to defend, indemnify and hold the Landlord named in the Lease to which this is attached (“Landlord”), its agents and employees, free and harmless from and against all claims and demands arising from any act, omission or negligence of the Contractor, its licensees, agents, servants or employees, or arising from any accident causing, or allegedly causing, bodily injury (including liability for personal injury or death), or damage to property to whomsoever belonging, arising out of, or allegedly arising out of, Contractor’s performance of work under the contract with Tenant, or arising out of or in connection with any defects or deficiencies or claimed defects or deficiencies in the materials or services provided by the Contractor, regardless of whether such defects or deficiencies or claimed defects or deficiencies occur or arise during performance, or after completion and acceptance, of Contractor’s work.

2. Contractor agrees, at its own expense, to obtain and keep in full force and effect during the term hereof, with company(ies) acceptable to Landlord:

A) Workers’ Compensation Insurance as required by State Law, including Employer’s Liability with a limit of no less than $1,000,000.00.

B) Commercial General Liability Insurance (including Contractor’s Protective Liability) to protect against any bodily injury, injuries to any person or persons, or damage to property to whomsoever belonging, arising out of or in connection with Contractor’s performance of work under this contract. Bodily Injury Liability Insurance shall provide a limit of liability of not less than $2,000,000.00 for claims of any one person and no less than $2,000,000.00 against claims of two or more persons injured in any one occurrence. Property Damage Liability Insurance shall provide a limit of liability of not less than $2,000,000.00 against claims arising from any one occurrence.

C) Comprehensive Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment owned, hired, and non-owned, with a minimum aggregate liability amount per occurrence of not less than $2,000,000.00.

All such polices required under this agreement shall name the Landlord, its agents and employees, as additional insureds, EXCEPT Workers’ Compensation Insurance which shall carry an endorsement waiving all rights of subrogation against the Landlord, its agents or employees.

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3. Contractor agrees to provide Landlord with Certificates of Insurance issued by the insurance company(ies) acknowledging its obligation as herein set forth and further agreeing to notify Landlord in writing thirty (30) days prior to any reduction in limits of liability or amounts of insurance or any restrictive endorsement in or cancellation of any policy(s) issued as herein required.

4. The Liability Policy covers the Indemnity Clause above and in the Lease between Landlord and Tenant.

5. All above policies, except the Workers Compensation, shall name Landlord, its agents and employees, as additional insureds thereunder. As respects the Workers’ Compensation, the policy contains a Waiver of Subrogation, waiving all rights against Landlord, its agents and employees.

6. All insurance companies representing Tenant’s Contractor must be licensed to do business in the State of California and shall carry an A.M. Best Company rating of A- VIII or better. This requirement is for all policies including but not limited to: Property, Liability, Commercial, Automobile, Boiler and Machinery, Crime, Umbrella or Excess Liability and Workers Compensation.

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Location	Chemical	S,L G	Qty	Unit	Fire Code Hazard 1	Fire Code Hazard 2	Fire Code Hazard 3	Fire Code Hazard 4
	Argon	G	228	cf	NFG
	Nitrogen	G	2052	cf	NFG
Total Non-flammable (inert) gases			2280	cf
	Oxygen	G	228	cf	OX
Total Oxidizing gases			228	cf
203J flammable c	(R)-(+)-Limonene		250	mL	Comb II
220 small fridge	(Tridecafluoro-1,1 2,2-tetrahydrooctyI)-1-trichlorosilane		5	g	Comb II	WR3	corrosive
220 small fridge	3-(trimethoxysilyl)propyl methacrylate		50	mL	Comb II	UR1
221 safety storag	Acetic Acid, Glacial		1	L	Comb II	corrosive
220 bench	Dimethylpolysiloxane (12500 cSt)		100	g	Comb II
203J flammable c	N,N-Dimethylformamide		100	mL	Comb II
203J flammable c	Syl-off 4000 Catalyst		0.96	kg	Comb II
203J flammable c	Syl-off 7682-055 Crosslinker		0.5	kg	Comb II
203J flammable c	Syl-off 9176 Anchorage Additive		0.5	Kg	Comb II
203J flammable c	Syl-off 5L9250 Anchorage Additive		1	kg	Comb II
Total Combustible II			1	gal
221 safety storag	2-Mercaptoethanol		25	mL	Comb IIIA	h toxic
220 fridge	2-Mercaptoethanol		25	mL	Comb IIIA	h toxic
220 fridge	2-Mercaptoethanol		50	mL	Comb IIIA	h toxic
Total Combustible lIIA			1	gal
220 safety storag	Dimethyl sulfoxide		550	mL	Comb IIIB
221 middle aisle	Mineral Oil		500	mL	Comb IIIB
203J drawer	Paraffin Oil		1	L	Comb IIIB
221 middle aisle	Polyethylene glycol 50% w/v		200	mL	Comb IIIB
203J drawer	silicone oil AP 150 Wacker		250	mL	Comb IIIB
stock room on 1s	Syl-off 7682-055 Crosslinker		20	kg	Comb IIIB
203J flammable c	Tetradecane		3000	mL	Comb IIIB
203J flammable c	Tetradecane		100	g	Comb IIIB
203J drawer	Thesit		100	g	Comb IIIB	corrosive
221 middle aisle	Triton X-100		100	mL	Comb IIIB
Total Combustible IIIB			6	gal

Location	Chemical	S,L G	Qty	Unit	Fire Code Hazard 1	Fire Code Hazard 2	Fire Code Hazard 3	Fire Code Hazard 4
221 corrosives ca	Buffered Oxide Etchants		1	gal	corrosive	toxic
221 corrosives ca	Chromium Etchant		1	gal	corrosive	toxic
221 corrosives ca	Hydrochloric Acid 36.5-38.0%, bioreagent, for		100	ml	corrosive
	waste liquids		3	gal
Total Corrosives			5	gal
Total Corrosives including secondary hazards			8	gal
220 safety storag	200 Proof Ethanol		2	gal	Flam IB
203J flammable c	200 Proof Ethanol		8	L	Flam IB
stock room on 1s	200 Proof Ethanol		8	L	Flam IB
RM 229	70% Ethanol		1	gal	Flam IB
RM 229	70% Isopropyl Alcohol		1	gal	Flam IB
220 middle aisle:	70% Isopropyl Rubbing Alcohol		2838	mL	Flam IB
203J flammable c	70% Isopropyl Rubbing Alcohol		946	mL	Flam IB
220 safety storag	Acetone		4	L	Flam IB
203J flammable c	Aculon AL-B		240	mL	Flam IB
203J flammable c	Cyclohexane		500	mL	Flam IB
220 small fridge	Dichlorodimethylsilane		300	mL	Flam IB	WR1	corrosive
cabinet	Dynasolve 225		1	gal	Flam IB
cabinet	Dynasolve 230		1	gal	Flam IB
203J flammable c	Hexane		8	L	Flam IB
stock room on is	Hexane		8	L	Flam IB
203J flammable c	Methanol		1	L	Flam IB
220 safety storag	Tetramethylethyldiamine		5	mL	Flam IB	corrosive	toxic
	waste organic solvents		5	gal	Flam IB
	waste Dynasolve		3	gal
Total Flammable IB			23.5	gal

Location	Chemical	S,L G	Qty	Unit	Fire Code Hazard 1	Fire Code Hazard 2	Fire Code Hazard 3	Fire Code Hazard 4
220 safety storag	Ammonium Persulfate		10	g	OX1
220 middle aisle s	Iron(III) nitrate nonahydrate		100	g	OX1
203J flammable c	Potassium Dichromate		500	g	OX1	corrosive
221 corrosives ca	Sulfuric Acid		2.5	L	OX1	WR2	corrosive	toxic
Total Oxidizer 1			7	lb
221 corrosives ca	Hydrogen Peroxide		500	ml	OX2	corrosive	UR1
Total Oxidizer 2			1	gal
220 safety storag	Chloroform		4	L	toxic
Total Toxics			13	lb
Total Taxies including secondary hazards			45	lb
Total Highly Toxics including secondary hazards			0.22	lb
220 safety storage	Acrylamide		500	g	UR2	toxic
Total Unstable Reactive 2			1.1	lb
Total Unstable Reactive 1			1.25	lb
221 corrosives ca	Hydrofluoric Acid		500	ml	WR1	corrosive	toxic
221 bench	Sodium hydroxide	S	500	g	WR1	corrosive	toxic
Total Water Reactive 1			2.2	lb
Total Water Reactive 2			6	lb
Total Water Reactive 3			5	grams

Location	Chemical	S,L G	Qty	Unit	Fire Code Hazard 1	Fire Code Hazard 2	Fire Code Hazard 3	Fire Code Hazard 4
Not regulated by Fire Code
221 bench	10X Tris/Glycine/SDS Buffer		1	L9150-100	none
203J flammable c	Aculon RD-A		240	mL	??
220 middle aisle s	Agarose		50	g	none
203J flammable c	aotomated droplet generation oil for evagreen		140	mL	none
203J flammable c	aotomated droplet generation oil for probe		140	mL	none
221 middle aisle s	brij 52		100	g	none
221	Cellomics Pluronic F-127 Detergent		10	mL	none
221 bench	Dextran		100	g	none
220 -20 freezer	Dextran Fluoroscein		10	mg	none
221 middle aisle s	Dimethylpolysiloxane		4 x 100g		none
220 middle aisle s	DNA Zap		500	mL	none
221 middle aisle s	Ethidium Bromide		10	mL	none
203J flammable c	FC40		250	g	none
203J drawer	Fluorescein		100	g	none
221 bench	Glycerol		500	mL	none
221 middle aisle s	Kanamycin Sulfate		5	g	none
220 middle aisle s	LB broth		1000	mL	none
221 bench	Methacryloxyethyl thiocarbamoyl rhodamine B		100	mg	none
221 middle aisle s	Molecular sieves 4A		250	g	none
221 middle aisle s	N-Lauroylsarcosine sodium salt		100	g	none
220 middle aisle s	Nuclease-Free Water		4	L	none
220 middle aisle s	PBS 10x		9808	g	none
220 fridge	peroxidase from horseradish		25	mg	none
221 middle aisle s	polyethylene-block-poly(ethylene glycol) Mn 575		250	g	none
220 middle aisle s	Potassium Chloride		500	g	none
221 bench	Resolving Gel Buffer		2	L	none
220 middle aisle s	Rnase Zap		250	mL	none
203J drawer	Span 80, Nonionic Surfactant		250	mL	none
203J drawer	SYLGARD 184 silicone elastomer kit (base + curing agent)		0.5 kg	kg	none
203J flammable c	Syl-off SL9104 Coating		2.5	kg	none
220 middle aisle s	TBE Buffer 10x		1	L	none

Location	Chemical	S,L G	Qty	Unit	Fire Code Hazard 1	Fire Code Hazard 2	Fire Code Hazard 3	Fire Code Hazard 4
220 middle aisle s	TE Buffer pH 8.0		500	mL	none
220 middle aisle s	Buffer		250	g	none
221 middle aisle s	Tween 20		100	mL	none
221 middle aisle s	Vinyl Terminated Polydimethylsiloxane 10,000 cSt		100	g	none
221 middle aisle s	Vinyl Terminated Polydimethylsiloxane 60,000 cSt		100	g	none
220 middle aisle s	Water, Sterile for RNA work		1	L	none
220 -20 freezer	2X RNA Loading Dye		2	mt.	none?
203J drawer	DNA Zap solution one		500	mL	none?
203J drawer	DNA Zap solution one		750	mL	none?
221 middle aisle s	Potassium thiocyanate		100	g	none?
203J drawer	Silicone Oil 10 cSt		1	L	none?
203J drawer	Silicone Oil 5 cSt		2	L	none?
Biologicals
	ATCC Candida albicans	L	1.2	mL
	ATCC Escherichia coil	L	1.2	mL
	ATCC Proteus mirabilis	Powder
	ATCC Staphylococcus aureus	L	1.2	mL
	Chlamydia/Neisseria CAP sample	L	36	mL
	HCV Panel	L	11.5	mL
	HIV-1 High Control	L	12	mL
	HIV-1 Panel	L	30	mL
	K2 EDTA Human Plasma	L	2000	mL
	Negative Urine	L	500	mL
	Neisseria lactamica ATCC 23970	powder
	Neisseria Sicca ATCC 9913	Powder
220 -20 freezer	recombinant GFP		20	ug
	Zeptometrix Chlamydia trachomatis external rug	L	3	mL
	Zeptometrix Chlamydia trachomatis, strain D-U\	L	0.5	mL
	Zeptometrix Neisseria gonorrhoeae external rur	L	4	mL
	Zeptometrix Neisseria gonorrhoeae, strain Z017	L	2	ml

Location	Chemical	S,L G	Qty	Unit	Fire Code Hazard 1	Fire Code Hazard 2	Fire Code Hazard 3	Fire Code Hazard 4
Other
RM 229	ENDUR RGD450		24	lb	cartridge-do not include
RM 229	OBJET RDG531		24	lb	cartridge-do not include
RM 229	OBJET RGD515		24	lb	cartridge-do not include
RM 229	OBJET RGD535		24	lb	cartridge-do not include
RM 229	OBJET SUPPORT SUP705		24	lb	cartridge-do not include
RM 229	OBJET SUPPORT/MODEL CLEANING FLUID CLNS/CLNM		24	lb	cartridge-do not include
RM 229	OBJET TANGOBLACKPLUS FLX980		24	lb	cartridge-do not include
RM 229	OBJET VERWHITEPLUS RGD835		24	lb	cartridge-do not include
RM 229	OBJET VEROCLEAR RGD810		24	lb	sheet-do not include

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is dated as of April 4, 2018; is by and between DAVID D. BOHANNON ORGANIZATION, a California corporation (herein referred to as “Landlord”) and TALIS BIOMEDICAL CORPORATION, a Delaware corporation formerly known as SlipChip Corporation (herein referred to as “Tenant”); and amends that certain Business Park Lease between Landlord and Tenant originally dated December 14, 2015 (the “Lease”).

WHEREAS, Tenant has changed its corporate name from SlipChip Corporation to Talis Biomedical Corporation, which fact the parties wish to document in the Lease for their respective business and regulatory purposes.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, Landlord and Tenant agree to amend the Lease as set out below.

1. Change of Tenant Name to Talis Biomedical Corporation. For all purposes and in all relevant provisions of the Lease, the Tenant name is hereby changed from SlipChip Corporation to Talis Biomedical Corporation. Without limiting the preceding sentence, such change is made in the Table of Contents, in the lead-in paragraph, in the notice provisions of Section 19.10, and in Exhibit A to the Lease.

2. No Other Amendments. Other than as expressly set out in Section 1 of this Amendment, the Lease remains fully in force, unaffected and unchanged.

Landlord and Tenant have executed this First Amendment To Lease Agreement effective as of the date set out above.

TENANT:

TALIS BIOMEDICAL CORPORATION,

a Delaware corporation formerly known as SlipChip Corporation

By:	/s/ Brian Coe
Chief Executive Officer

LANDLORD:

DAVID D. BOHANNON ORGANIZATION,

a California corporation

By:	/s/ Scott E. Bohannon
Senior Vice President

By:	/s/ Ernest Lotti Jr.
Secretary